Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 5, 2016, with respect to the consolidated financial statements of Hamilton Lane Advisors, L.L.C. included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-215846) and related Prospectus of Hamilton Lane Incorporated for the registration of 11,875,000 shares of its common stock dated February 24, 2017.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
February 24, 2017